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                                                                   EXHIBIT 10.41

                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT made as of June 22, 1993 between INSTITUTE OF COMPUTER MANAGEMENT OF BALTIMORE, INC., a Maryland corporation (the "Seller") with a registered office at 10 Wood Street, Pittsburgh, Pennsylvania and ICM ACQUISITION CORP., a Delaware corporation the registered office of which is located at 1327 Northmeadow Parkway, Suite 132, Roswell, Georgia 30076 ("Buyer").

                              Preliminary Statement

         Buyer, Educational Medical, Inc., which is the parent corporation of the Buyer, Seller and Seller's shareholder, have entered into an Agreement dated as of May 19, 1993 (the "Asset Purchase Agreement") pursuant to which, among other things, Buyer has agreed to assume certain stated liabilities and obligations of Seller relating to the operation of its School. All of the capitalized terms in this Assumption Agreement shall have the meaning given to them in the Asset Purchase Agreement unless the context clearly demands otherwise.

         NOW THEREFORE, in consideration of the agreements set forth herein and in the Asset Purchase Agreement, and other good and valuable considerations, the receipt and adequacy of which are hereby conclusively acknowledged by Buyer, and to induce Seller and the Shareholder to consummate the transactions contemplated by the Asset Purchase Agreement, and intending to be legally bound hereby Buyer agrees as follows:

         1. Assumption Obligation. Buyer hereby assumes and undertakes to perform, pay, satisfy, and discharge each of the Stated Liabilities.

               The Buyer shall perform, pay, satisfy, and discharge, as the case may be, each of the Stated Liabilities at or before such time as payment or performance thereunder is due.

         2. Right to Contest. Buyer may contest, in good faith, its obligation to perform or pay Stated Liabilities in the event and to the extent Buyer reasonably believes that such payment or performance is not due to the creditor or other party claiming entitlement to payment or performance. In the event that Buyer contests its obligation to pay or perform any of the Stated Liabilities, (a) Buyer shall promptly notify Seller of the Stated Liability being contested, and the reasons therefor, and (b) regardless of whether such notice is given, Buyer shall, at its cost and expense, protect, defend, indemnify and hold harmless Seller and the Shareholder from, against and in respect of any
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cost, expense (including reasonable attorneys' fees and costs), liability, obligation or claim asserted against, incurred by or imposed upon Seller or Shareholder arising from, or in connection with or related to Buyer's contest of any Stated Liabilities.

         3. Costs of Enforcement. In connection with any action arising from or in connection with the enforcement of this Agreement, the prevailing party shall be entitled to an award of its expenses, including reasonable attorneys' fees and disbursements, incurred or paid in any proceeding which may be instituted.

         4. Jury Trial Waiver. BUYER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS OR OBLIGATIONS CONTEMPLATED IN THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT. BUYER CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SELLER, NOR SELLER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         5. Modifications; Waivers Remedies Cumulative. No amendment, modification, waiver or discharge of this Agreement, or any provision hereof, shall be valid or effective unless in writing and signed by Seller and Buyer. No delay or omission of Seller to exercise any right, power or remedy accruing under or pursuant to this Agreement, at law, in equity, or otherwise, shall exhaust or impair any right, power or remedy or shall be construed to waive any such right, power or remedy. Every right, power and remedy of Seller created under this Agreement may be exercised from time to time and as often as may be deemed expedient by Seller in its sole discretion. No right, power or remedy conferred upon or reserved to Seller is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under this Agreement or under any other instrument executed in connection herewith (including, without limitation, the Asset Purchase Agreement), or now or hereafter existing at law, in equity, or otherwise. No obligation of Buyer under this Agreement shall be deemed waived by any course or pattern of conduct by any party.

         6. Choice of Law; Venue. This Agreement shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

         7. Severability. The provisions of this Agreement shall be severable. In the event that a court of competent jurisdiction


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determines that any provision of this Agreement is invalid or unenforceable, and is not reformed by such court, such invalid or unenforceable provision shall not affect or impair the validity or enforceability of any other provision of this Agreement and this Agreement shall be construed as if the invalid or unenforceable provision had not been included in this Agreement.

         8. Captions. The captions used in this Agreement are for convenience of reference only and shall not be construed to extend, limit or modify the scope of meaning of the respective paragraphs to which they relate.

         9. Enforceability; Successors and Assigns. This Agreement shall be binding upon Buyer and Buyer's successors and assigns and shall inure to the benefit of Seller and its successors and assigns.

         IN WITNESS WHEREOF, Buyer has executed and delivered this Agreement on the date first above written.

                                            ICM ACQUISITION CORP


                                            By:
                                               ---------------------------------
                                                  Authorized Signatory

Educational Medical, Inc. joins in this agreement for the purpose of confirming that it is jointly and severally obligated with ICM Acquisition Corp. pursuant to the terms of this Assumption Agreement.

EDUCATIONAL MEDICAL, INC.


By:
   --------------------------------
      Authorized Signatory


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